Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

ENOVA INTERNATIONAL, INC.

Enova International, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Enova International, Inc. (the "Corporation") and that the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 7, 2011, that a Certificate of Amendment to the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 12, 2011, a Restated Certificate of Incorporation to the Amended Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 12, 2014, the effective date of the aforementioned Restated Certificate of Incorporation was November 13, 2014, and a Certificate of Change of Registered Agent was filed with the Secretary of State of the State of Delaware on February 6, 2017

SECOND: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

THIRD: The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full::

ARTICLE I NAME

The name of the corporation is Enova International, Inc. (the "Corporation").

ARTICLE II REGISTERED OFFICE AND AGENT

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Trust Company.

ARTICLE III PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as

the same exists or may hereafter be amended ("Delaware Law").

ARTICLE IV CAPITAL STOCK

(A)
Authorized Shares.

(1)
Classes of Stock. The total number of shares of stock that the Corporation shall have authority to issue is 275,000,000 shares, consisting of 250,000,000 shares of common stock, par value $0.00001 per share ("Common Stock"), and 25,000,000 shares of preferred stock, par value $0.00001 per share ("Preferred Stock").

(2)
Preferred Stock. The Preferred Stock may be issued from time to time and in one or more classes or series. The Board of Directors is hereby empowered, without any action or vote by the Corporation's stockholders, to authorize by resolution or resolutions, and by filing of a Certificate of Designations pursuant to the requirements of Delaware Law, from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law. In the event that the number of shares of any class or series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such class or series of Preferred Stock, subject to the requirements of Delaware Law.

(B)
Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by Delaware Law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law.

ARTICLE V BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders. The stockholders may adopt, amend or repeal the bylaws of the Corporation only with the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VI BOARD OF DIRECTORS

(A)
Power of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(B)
Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be fixed exclusively by resolution adopted from time to time by the affirmative vote of a majority of the Board of Directors.

(C)
Voting. There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

(D)
Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise provided by Delaware Law or any Certificate of Designations, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director.

(E)
Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article IV applicable thereto and by the applicable Certificate of Designations, and such directors so elected shall not be subject to the provisions of this Article VI unless otherwise provided therein.

ARTICLE VII EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VIII

LIMITATION ON LIABILITY AND INDEMNIFICATION

(A)
Elimination of Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

(B)
Right to Indemnification.

1.
Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this Article VIII shall also include the right to be paid by the Corporation all of the costs, fees and the expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition to the fullest extent permitted by Delaware Law. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person is not entitled to indemnification hereunder. To the fullest extent permitted by Delaware Law, any present or former director or officer of the Corporation who brings a claim against the Corporation to enforce such person's rights under this Article VIII shall be entitled to the advancement of expenses and, to the extent successful, indemnification by the Corporation in connection with the prosecution of such claim. The right to indemnification and advancement conferred in this Article VIII shall be a contract right.

2.
The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(C)
Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

(D)
Nonexclusivity of Rights. The rights and authority conferred in this Article VIII shall not be exclusive of any other right to advancement or indemnification that any person may otherwise have or hereafter acquire.

(E)
Preservation of Rights. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed). The rights conferred in this Article VIII still continue as to any person who has ceased to be a director or officer of the Corporation.

ARTICLE IX

MEETINGS OF STOCKHOLDERS

(A)
Annual Meetings. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(B)
Special Meetings. Special meetings of the stockholders may be called by a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person.

(C)
No Actions by Written Consent. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, as may be set forth in the Certificate of Designations relating to such Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and this Article IX and may not be taken by written consent of stockholders without a meeting.

ARTICLE X FORUM SELECTION

Unless the Corporation consents in writing to the selection of a different forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation;

(ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders; (iii) any action asserting a claim arising pursuant to any provision of Delaware Law, this Certificate of Incorporation or the bylaws of the Corporation (as the same may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine, except as to each of (i) through

(iv) above, for any claim (A) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of jurisdiction, such action may be brought in another state court sitting in the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI

CERTAIN CONTRACTS AND TRANSACTIONS

No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that one or more of the directors of the Corporation is or are interested in, or is a director or officer of, or are directors or officers of, such other corporation, and no contract or other transaction between the Corporation and any other person or firm shall be affected or invalidated by the fact that one or more of the directors of the Corporation is a party to, or are parties to, or interested in, such contract or transaction; provided, that in each such case the nature and extent of the interest of such director in the contract or other transaction and the fact that such director is a director or officer of such other corporation is known to the Board of Directors or is disclosed at the meeting of the Board of Directors or a committee thereof at which the contract or other transaction is authorized.

ARTICLEXII

AMENDMENTS

The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IV(B), V, VI, VIII, IX, X and this Article XII may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would be inconsistent with or have the effect of modifying or permitting the circumvention of the provisions set forth in Articles IV(B), V, VI, VIII, IX, X and this Article XII, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

FOURTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has set forth his hand this 2nd day of June, 2023.

/s/ Christopher McVety

By: Christopher McVety

Its: Vice President, Assistant Secretary and Deputy General Counsel